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Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

IMAGEX, INC.

at

$.512 Net Per Share

by

KINKO'S WASHINGTON, INC.

a wholly owned subsidiary of
KINKO'S INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, APRIL 9, 2003, UNLESS THE OFFER IS EXTENDED.

March 13, 2003

To Our Clients:

        Enclosed for your consideration are an Offer to Purchase dated March 13, 2003 and a related Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the "Offer") relating to the offer by Kinko's Washington, Inc., a Washington corporation (the "Purchaser," "we" or "us") and a wholly owned subsidiary of Kinko's, Inc., a Delaware corporation ("Kinko's"), to purchase all outstanding shares of Common Stock, par value $.01 per share, (the "Shares"), of ImageX, Inc., a Washington corporation (the "Company"), on the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to shareholders of the Company from the Chairman of the Board, President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

        We (or our nominees) are the holder of record of Shares held by us for your account. A tender of those Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

        If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless you otherwise specify below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

        In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Mellon Investor Services, LLC (the "Depositary") of (1) the certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (2) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending on when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF OR AMENDMENT TO THE OFFER OR ANY DELAY IN PAYING FOR SUCH SHARES.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
ALL OUTSTANDING SHARES OF COMMON STOCK

OF

IMAGEX, INC.

        The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated March 13, 2003 and the related Letter of Transmittal relating to the offer by Kinko's Washington, Inc., a Washington corporation, to purchase all the outstanding shares of Common Stock, par value $.01 per share, (the "Shares") of ImageX, Inc., a Washington corporation.

        This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned (or, if no amount is indicated below, for all the Shares held by you for the account of the undersigned), on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered*

Shares
Signature(s)
Dated:	, 2003

Please Type or Print Name(s)
Address(es) (including Zip Code(s)):

Area Code and Telephone Number(s):

Taxpayer Identification or Social
Security Number(s):

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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Offer to Purchase for Cash All Outstanding Shares of Common Stock of IMAGEX, INC. at $.512 Net Per Share by KINKO'S WASHINGTON, INC. a wholly owned subsidiary of KINKO'S INC.
INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE ALL OUTSTANDING SHARES OF COMMON STOCK OF IMAGEX, INC.